Exhibit 10.32.5

EXECUTION

AMENDMENT NO. 5 TO

MASTER REPURCHASE AGREEMENT

Amendment No. 5 to Master Repurchase Agreement, dated as of September 25, 2020 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”), CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), ALPINE SECURITIZATION LTD (“Alpine” and a “Buyer” and together with CS Cayman, the “Buyers”) and LOANDEPOT.COM, LLC (the “Seller”).

RECITALS

The Administrative Agent, CS Cayman and the Seller are parties to that certain (i) Master Repurchase Agreement, dated as of March 10, 2017 (as amended by Amendment No. 1, dated as of August 11, 2017, Amendment No. 2, dated as of January 31, 2018, Amendment No. 3, dated as of April 8, 2019 and Amendment No. 4, dated as of February 26, 2020, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (ii) Pricing Side Letter, dated as of March 10, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement or Pricing Side Letter, as applicable.

The Administrative Agent, the Buyers and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Administrative Agent, the Buyers and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Joinder of Alpine. Alpine hereby agrees to all of the provisions of the Repurchase Agreement and accepts all the duties and responsibilities of a Buyer under the Repurchase Agreement and agrees to assume the duties and be bound by each of the obligations of a Buyer and is hereby made a party to the Repurchase Agreement from and after the date hereof. All references to Buyer and Buyers in the Repurchase Agreement and the other Program Agreements shall be deemed to include Alpine.

SECTION 2. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

2.1 deleting the definitions of “Affiliate”, “Buyer”, “Change in Control”, “Custodial Agreement”, “Electronic Tracking Agreement” and “Servicer” in their entirety and replacing them with the following:

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; which shall also include, for the avoidance of doubt, with respect to Administrative Agent only, any CP Conduit; provided, however, notwithstanding the foregoing, none of the direct or indirect holders of any equity interest in Parthenon Investors III, L.P., PCap Associates, Parthenon Capital Partners Fund, L.P., Parthenon loanDepot Partners, LP, Parthenon Capital Partners Fund II, LP, or Parthenon Investors IV, LP (which six companies are, as of the date of this Agreement, the owners of all of the stock of LD Investment Holdings, Inc.), JLSA, LLC, Trilogy Mortgage Holdings, Inc., Anthony Hsieh or his Family Members and his Family Trusts, or any entity “controlling” or “controlled by” or “under common control with” any direct or indirect holders of any equity interest in any of the foregoing named companies (other than LD Investment Holdings, Inc., Seller or Seller’s Subsidiaries), shall constitute an “Affiliate” of Seller or any of its Subsidiaries.

“Buyer” means CS Cayman, Alpine and each other Buyer which becomes a party hereto pursuant to and in accordance with Section 22 hereof and, with respect to Section 11 hereof, its participants.

“Change in Control” means:

(1) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of outstanding shares of voting stock (or equivalent equity interests) of Seller at any time if, after giving effect to such acquisition, Parthenon Investors III, L.P., PCap Associates, Parthenon Capital Partners Fund, L.P., JLSA, LLC, Parthenon Investors IV, LP, Parthenon Capital Partners Fund II, LP, Parthenon loanDepot Partners, LP, Trilogy Mortgage Holdings, Inc. and Anthony Hsieh and his Family Members and his Family Trusts, do not together own and control, directly or indirectly, more than fifty percent (50%) of the outstanding voting equity interests of Seller;

(2) the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction);

(3) Seller enters into any transaction or series of transactions to adopt, file, effect or consummate a Division, or otherwise permits any such Division to be adopted, filed, effected or consummated; or

(4) the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Seller immediately prior to such merger, consolidation or other reorganization.

“Custodial Agreement” means the Amended and Restated Custodial Agreement, dated as of September 25, 2020, among Seller, Administrative Agent, Buyers and Custodian, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Electronic Tracking Agreement” means one or more Electronic Tracking Agreements with respect to (x) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Purchased Mortgage Loans held on the MERS System, and (y) the tracking of the Control of eNotes held on the MERS eRegistry, each in a form acceptable to Administrative Agent.

“Servicer” means Cenlar FSB, Seller and any other servicer or subservicer approved by Administrative Agent in its sole good faith discretion.

1.2 adding the following definitions in their proper alphabetical order:

“Additional Buyers” shall have the meaning set forth in Section 35 hereof.

“Agency-Required eNote Legend” means the legend or paragraph required by Fannie Mae or Freddie Mac, as applicable, to be set forth in the text of an eNote, which includes the provisions set forth on Exhibit Q to the Custodial Agreement, as may be amended from time to time by Fannie Mae or Freddie Mac, as applicable.

“Authoritative Copy” means, with respect to an eNote, the unique copy of such eNote that is within the Control of the Controller.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Control” means, with respect to an eNote, the “control” of such eNote within the meaning of UETA and/or, as applicable, E-Sign, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.

“Control Failure” means, with respect to an eNote, the failure of the Controller status of the eNote in the MERS eRegistry to reflect Administrative Agent’s MERS Org ID as a result of an unauthorized Transfer of Control or unauthorized Transfer of Control and Location, in either case, initiated by Custodian or through Custodian’s system, in contravention of the terms of this Agreement; provided that (i) Custodian delivered the most recent Custodial Asset Schedule and exception report reflecting the Location status of the eNote as the Custodian’s MERS Org ID and the Controller status of the eNote as Administrative Agent’s MERS Org ID and (ii) the Controller status and Location status of such eNote have not been transferred pursuant to (x) a Request for Release of Documents (as defined in the Custodial Agreement) or (y) Administrative Agent’s written request or instruction.

“Controller” means, with respect to an eNote, the party designated in the MERS eRegistry as the “Controller”, and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of UETA or E-Sign, as applicable.

“CP Conduit” means a commercial paper conduit, including but not limited to Alpine Securitization LTD, administered, managed or supported by CSFBMC or an Affiliate of CSFBMC.

“Debtor Relief Law” means any law, administration, or regulation relating to reorganization, winding up, administration, composition or adjustment of debts or otherwise relating to bankruptcy or insolvency.

“Delegatee” means, with respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers”, who in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.

“Division” means the division of a limited liability company into two or more limited liability companies pursuant to and in accordance with Section 18-217 of Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Electronic Agent” means MERSCORP Holdings, Inc., or its successor in interest or assigns.

“Electronic Record” means, as the context requires, (i) “Record” and “Electronic Record,” both as defined in E-Sign, and shall include but not be limited to, recorded telephone conversations, fax copies or electronic transmissions, including without limitation, those involving the Warehouse Electronic System, and (ii) with respect to an eMortgage Loan, the related eNote and all other documents comprising the Mortgage File electronically created and that are stored in an electronic format, if any.

“eMortgage Loan” means a Mortgage Loan that is a Conforming Mortgage Loan (other than an FHA Loan or VA Loan) with respect to which there is an eNote and as to which some or all of the other documents comprising the related Mortgage File may be created electronically and not by traditional paper documentation with a pen and ink signature.

“eNote” means, with respect to any eMortgage Loan, the electronically created and stored Mortgage Note that is a Transferable Record.

“eNote Delivery Requirement” shall have the meaning set forth in Section 3(c) hereof.

“eNote Replacement Failure” shall have the meaning set forth in the Custodial Agreement.

“E-Sign” means the federal Electronic Signatures in Global and National Commerce Act, as amended from time to time.

“eVault” means an electronic repository established and maintained by an eVault Provider for delivery and storage of eNotes.

“eVault Provider” means Document Systems, Inc. d/b/a DocMagic, or its successor in interest or assigns, or such other entity agreed upon by Custodian or Administrative Agent.

“Family Members” means, with respect to any individual, any other individual having a relationship by blood, marriage or adoption to such individual.

“Family Trusts” means, with respect to any individual, any trust or other estate planning vehicle established for the benefit of such individual or Family Members of such individual.

“Hash Value” means, with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with MERS.

“Location” means, with respect to an eNote, the location of such eNote which is established by reference to the MERS eRegistry.

“Master Servicer Field” means, with respect to an eNote, the field entitled, “Master Servicer” in the MERS eRegistry.

“MERS eDelivery” means the transmission system operated by the Electronic Agent that is used to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.

“MERS eRegistry” means the electronic registry operated by the Electronic Agent that acts as the legal system of record that identifies the Controller, Delegatee and Location of the Authoritative Copy of registered eNotes.

“MERS Org ID” means a number assigned by the Electronic Agent that uniquely identifies MERS members, or, in the case of a MERS Org ID that is a “Secured Party Org ID”, uniquely identifies MERS eRegistry members, which assigned numbers for each of Administrative Agent, Seller and Custodian have been provided to the parties hereto.

“Subservicer Field” means, with respect to an eNote, the field entitled, “Subservicer” in the MERS eRegistry.

“Transfer of Control” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.

“Transfer of Control and Location” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote.

“Transfer of Location” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.

“Transferable Record” means an Electronic Record under E-Sign and UETA that (i) would be a note under the Uniform Commercial Code if the Electronic Record were in writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record”, and (iii) for purposes of E-SIGN, relates to a loan secured by real property.

“Transfer of Servicing”: means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Master Servicer Field or Subservicer Field of such eNote.

“UETA” means the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999.

“Unauthorized Master Servicer or Subservicer Modification” means, with respect to an eNote, a Transfer of Location, Transfer of Servicing or a change in any other information, status or data, including, without limitation, a change of the Master Servicer Field or Subservicer Field with respect to such eNote on the MERS eRegistry, initiated by the Seller, any Servicer or a vendor.

“Warehouse Electronic System” means the system utilized by or Administrative Agent either directly, or through its vendors, and which may be accessed by Seller in connection with delivering and obtaining information and requests in connection with the Program Agreements.

SECTION 3. eNote Delivery Requirements. Section 3(c) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(c) With respect to any eMortgage Loan, Seller shall deliver to Custodian each of Administrative Agent’s and Seller’s MERS Org IDs, and shall cause (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) the Controller status of the related eNote to be transferred to Administrative Agent, (iii) the Location status of the related eNote to be transferred to Custodian, and (iv) the Delegatee status of the related eNote to be transferred to Custodian, in each case using MERS eDelivery and the MERS eRegistry and (v) the Master Servicer Field or Subservicer Field, as applicable, status of the related eNote to be transferred to Seller (collectively, the “eNote Delivery Requirements”).

SECTION 4. Repurchase. Section 4(b) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(b) Provided that no Default shall have occurred and is continuing, and Administrative Agent has received the related Repurchase Price (excluding accrued and unpaid Price Differential, which, for the avoidance of doubt, shall be paid on the next succeeding Price Differential Payment Date) upon repurchase of the Purchased Assets, Administrative Agent and Buyers will each be deemed to have released their respective interests hereunder in the Purchased Assets (and the Repurchase Assets related thereto) at the request of Seller. The Purchased Assets (and the Repurchase Assets related thereto) shall be delivered to Seller free and clear of any lien, encumbrance or claim of Administrative Agent or the Buyers, and the Administrative Agent shall execute and deliver such terminations and releases as the Seller may reasonably request to evidence the foregoing. With respect to payments in full by the related Mortgagor of a Purchased Mortgage Loan, Seller agrees to promptly remit (or cause to be remitted) to Administrative Agent for the benefit of Buyers the Repurchase Price with respect to such Purchased Mortgage Loan. Administrative Agent and Buyers agree to release their respective interests in Purchased Mortgage Loans which have been prepaid in full after receipt of evidence of compliance with the immediately preceding sentence.

SECTION 5. Conveyance; Security Interest. Section 8(a) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing with the following:

(a) Conveyance; Security Interest. (1) On each Purchase Date, Seller hereby sells, assigns and conveys all rights and interests in the Purchased Assets identified on the related Asset Schedule, including related Servicing Rights and Asset Documents, and the Repurchase Assets to Administrative Agent for the benefit of Buyers. Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Administrative Agent as security for the performance by Seller of the Obligations and hereby grants, assigns and pledges to Administrative Agent a fully perfected first priority security interest (in each case, to the extent a security interest may be perfected by possession, control or filing of a UCC financing statement) in the Purchased Assets, including related Servicing Rights and Asset Documents related to such Purchased Assets, the Servicer Advances related to such Purchased Assets, all debenture interests payable by HUD on account of any GNMA EBO which constitutes a Purchased Asset, any Agency Security or right to receive such Agency Security when issued to the extent backed by any of the Purchased Assets, the Records related to the Purchased Assets, the Program Agreements (to the extent such Program Agreements and Seller’s rights thereunder relate to the Purchased Assets), any related Take-out Commitments related to such Purchased Assets, any Property relating to the Purchased Assets, all insurance policies and insurance proceeds relating to any Purchased Asset or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), Income related to such Purchased Assets, the Collection Account, Interest Rate Protection Agreements related to such Purchased Assets, deposit accounts or securities accounts related to the Purchased Assets (including any interest of Seller in escrow accounts) and any other contract rights, instruments, deposit accounts or securities accounts, payments, rights to payment (including payments of interest or finance charges), general intangibles and other assets, in each case, relating to the Purchased Assets and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing, whether now owned or hereafter acquired, now existing or hereafter created in each case excluding any Take-out Commitments and Interest Rate Protection Agreements to the extent Seller may not, pursuant to the provisions thereof, assign or transfer, or pledge or grant a security interest in, such Take-out Commitments or Interest Rate Protection Agreements without the consent of, or without violating its obligations to, the related Take-out Investor or counterparty to such Interest Rate Hedging Agreement, but only to the extent such provisions are not rendered ineffective against the Administrative Agent under Article 9, Part 4 of the Uniform Commercial Code (collectively, the “Repurchase Assets”). (2) Administrative Agent and Seller hereby agree that in order to further secure Seller’s Obligations hereunder, Seller hereby grants to Administrative Agent, for the benefit of Buyers, a security interest in Seller’s rights under the VFN Repurchase Agreement, including, without limitation, any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created. Seller shall deliver an irrevocable instruction (the “Irrevocable Instruction Letter”) to the buyer under the VFN Repurchase Agreement that upon receipt of a notice of an Event of Default under this Agreement, the buyer thereunder is authorized and instructed to remit to Administrative Agent for the benefit of Buyers hereunder directly any amounts otherwise payable to Seller and to deliver to Administrative

Agent for the benefit of Buyers all collateral otherwise deliverable to Seller. In furtherance of the foregoing, the Irrevocable Instruction Letter shall also require, upon (i) repayment of the entire obligations under the VFN Repurchase Agreement and the termination of all obligations of the seller thereunder or other termination of the VFN Repurchase Agreement following the repayment of all obligations thereunder, and (ii) if buyer thereunder has received a notice of an Event of Default under this Agreement, that the buyer thereunder deliver to Administrative Agent for the benefit of Buyers hereunder any collateral then in its possession or control.

SECTION 6. Covenants. Sections 14(hh) and (ii) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(hh) MERS. Seller shall comply in all material respects with the rules and procedures of MERS in connection with the servicing of all Purchased Mortgage Loans that are registered with MERS and, with respect to Purchased Mortgage Loans that are eMortgage Loans, the maintenance of the related eNotes on the MERS eRegistry for as long as such Purchased Mortgage Loans are so registered.

(ii) Beneficial Ownership Certification. Seller shall at all times either (i) ensure that the Seller has delivered to Administrative Agent a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects or (ii) deliver to Administrative Agent an updated Beneficial Ownership Certification if any information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects. At all times, Seller shall promptly notify Administrative Agent upon becoming aware that the information provided in the most recent Beneficial Ownership Certification is no longer true and correct and shall deliver an updated Beneficial Ownership Certification to Administrative Agent promptly but in any event within two (2) Business Days thereafter.

SECTION 7. Reports. Section 17(b) of the Existing Repurchase Agreement is hereby amended by (i) deleting the “.” at the end of clause (7) and replacing it with “;”and (ii) adding the following new clause at the end thereof:

(8) upon Seller becoming aware of any Control Failure with respect to a Purchased Mortgage Loan that is an eMortgage Loan or any eNote Replacement Failure.

SECTION 8. Notices and Other Communications. Section 20 of the Existing Repurchase Agreement is hereby amended by deleting Seller’s notice information in its entirety and replacing it with the following:

If to Seller:

loanDepot.com, LLC

26642 Towne Centre Drive

Foothill Ranch, CA 92610

pflanagan@loandepot.com

With a copy to:

Sheila Mayes

loanDepot.com, LLC

26642 Towne Centre Drive

Foothill Ranch, CA 92610

smayes@loandepot.com

SECTION 9. Participations. Section 22(b) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(b) Participations. Any Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement and under the Program Agreements; provided, however, that (i) such Buyer’s obligations under this Agreement and the other Program Agreements shall remain unchanged, (ii) such Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller shall continue to deal solely and directly with Administrative Agent and/or Buyers in connection with such Buyer’s rights and obligations under this Agreement and the other Program Agreements except as provided in Section 11. Administrative Agent and Buyers may distribute to any prospective or actual participant this Agreement, the other Program Agreements any document or other information delivered to Administrative Agent and/or Buyers by Seller; provided, that, Administrative Agent or Buyers, as applicable, will cause such party to execute and deliver a non-disclosure agreement whereby such prospective or actual participant agrees to keep such information delivered by Administrative Agent or any Buyer to such party confidential, on substantially similar terms as set forth in Section 32 of this Agreement.

SECTION 10. Counterparts. Section 31 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

31. Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention as may be approved by the Administrative Agent in its sole discretion.

SECTION 11. Acknowledgment of Assignment and Administration of Repurchase Agreement. Section 35 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

35. Acknowledgment of Assignment and Administration of Repurchase Agreement

Pursuant to Section 22 above (Non-assignability) of this Agreement, Administrative Agent may sell, transfer and convey or allocate certain Purchased Assets and the related Repurchase Assets and related Transactions to certain affiliates of Administrative Agent and/or one (1) or more CP Conduits (the “Additional Buyers”) with the prior written consent of Seller; provided that such consent shall not be required to the extent Administrative Agent or Buyers sells, transfers or conveys to (i) to an Affiliate thereof or (ii) during an Event of Default. Administrative Agent shall notify the Seller promptly after each sale, transfer, conveyance or allocation, provided that the failure to give such notice shall not affect the validity of such sale, transfer, conveyance or allocation. Seller hereby acknowledges and agrees to the joinder of such Additional Buyers and the assignments and the terms and provisions set forth in the Administration Agreement; provided that any Confidential Information provided to an Additional Buyer shall be provided subject to a commercially reasonable non-disclosure agreement. The Administrative Agent shall administer the provisions of this Agreement, subject to the terms of the Administration Agreement for the benefit of the Buyers and any Repledgees, as applicable. For the avoidance of doubt, all payments, notices, communications and agreements pursuant to this Agreement shall be delivered to, and entered into by, the Administrative Agent for the benefit of the Buyers and/or the Repledgees, as applicable. Furthermore, to the extent that the Administrative Agent exercises remedies pursuant to this Agreement, any of the Administrative Agent and/or any Buyer will have the right to bid on and/or purchase any of the Repurchase Assets pursuant to Section 16 above (Remedies Upon Default). The benefit of all representations, rights, remedies and covenants set forth in this Agreement shall inure to the benefit of the Administrative Agent on behalf of each Buyer and Repledgees, as applicable. All provisions of this Agreement shall survive the transfers contemplated herein (including any Repledge Transactions) and in the Administration Agreement, except to the extent such provisions are modified by the Administration Agreement. In the event of a conflict between the Administration Agreement and this Agreement, the terms of the Administration Agreement shall control. Notwithstanding that multiple Buyers may purchase individual Purchased Mortgage Loans subject to Transactions entered into under this Agreement, all Transactions shall continue to be deemed a single Transaction and all of the Repurchase Assets shall be security for all of the Obligations hereunder, subject to the priority of payments provisions set forth in the Administration Agreement.

SECTION 12. Bankruptcy Non-Petition; Limited Recourse. The Existing Repurchase Agreement is hereby amended by adding the following new sections at the end thereof:

42. Bankruptcy Non-Petition

The parties hereby agree that they shall not institute against, or join any other person in instituting against, any Buyer that is a CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one (1) year and one (1) day after the latest maturing commercial paper note issued by the applicable CP Conduit is paid in full. Nothing in this Section 42 shall preclude any party (i) from filing any claim prior to the expiration of the aforementioned one year and one day period in (A) any insolvency proceeding voluntarily filed or commenced by such CP Conduit or (B) any involuntary insolvency proceeding filed or commenced by a Person other than such party, or (ii) from commencing against such CP Conduit any legal action which is not an insolvency proceeding.

43. Limited Recourse

The obligations of each Buyer under this Agreement or any other Program Agreement are solely the corporate obligations of such Buyer. No recourse shall be had for the payment of any amount owing by any Buyer under this Agreement, or for the payment by any Buyer of any fee in respect hereof or any other obligation or claim of or against such Buyer arising out of or based on this Agreement, against any stockholder, partner, member, employee, officer, director or incorporator or other authorized person of such Buyer. In addition, notwithstanding any other provision of this Agreement, the parties agree that all payment obligations of any Buyer that is a CP Conduit under this Agreement shall be limited recourse obligations of such Buyer, payable solely from the funds of such Buyer available for such purpose in accordance with its commercial paper program documents. Each party waives payment of any amount which such Buyer does not pay pursuant to the operation of the preceding sentence until the day which is at least one (1) year and one (1) day after the payment in full of the latest maturing commercial paper note (and waives any “claim” against such Buyer within the meaning of Section 101(5) of the Bankruptcy Code or any other Debtor Relief Law for any such insufficiency until such date).

SECTION 13. Representations and Warranties Concerning Purchased Mortgage Loans. Schedule 1-A to the Existing Repurchase Agreement is hereby amended by adding the following new paragraphs at the end thereof:

(mmm) eNote Legend. If the Mortgage Loan is an eMortgage Loan, the related eNote contains the Agency-Required eNote Legend.

(nnn) eNotes. With respect to each eMortgage Loan, the related eNote satisfies all of the following criteria:

(i)	the eNote bears a digital or electronic signature;

(ii)	the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault;

(iii)	there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the UCC or Section 16 of the UETA, as applicable, that is held in the eVault;

(iv)	the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;

(v)	the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Administrative Agent;

(vi)	the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;

(vii)	the Master Servicer Field status of the eNote on the MERS eRegistry reflects the MERS Org ID of Servicer or Seller;

(viii)	the Subservicer Field status of the eNote on the MERS eRegistry (i) reflects, if there is a third-party subservicer, such subservicer’s MERS Org ID or (ii) if there is not a subservicer, is blank;

(ix)	There is no Control Failure, eNote Replacement Failure or Unauthorized Master Servicer or Subservicer Modification with respect to such eNote;

(x)	the eNote is a valid and enforceable Transferable Record or comprises “electronic chattel paper” within the meaning of the UCC;

(xi)

there is no defect with respect to the eNote that would result in Administrative Agent having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or the UCC, as applicable) of the Transferable Record; and

(xii)	there is no paper copy of the eNote in existence nor has the eNote been papered-out.

SECTION 14. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

14.1 Delivered Documents. On the Amendment Effective Date, the Administrative Agent on behalf of Buyers shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a) this Amendment, executed and delivered by the duly authorized officers of the Administrative Agent, Buyers, and the Seller;

(b) Amended and Restated Custodial Agreement, executed and delivered by duly authorized officers, as applicable, of Administrative Agent, Buyers, Sellers, and Deutsche Bank National Trust Company;

(c) Addendum to Electronic Tracking Agreement for eNotes, executed and delivered by duly authorized officers of Administrative Agent and Seller, and to be executed and delivered by duly authorized officers of MERSCORP Holdings, Inc. and Mortgage Electronic Registrations Systems, Inc.; and

(d) such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 15. Representations and Warranties. The Seller hereby represents and warrants to the Administrative Agent and Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on Seller’s part to be observed or performed, and that no Event of Default has occurred or is continuing, and Seller hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement as of the date hereof are true and correct in all material respects, except to the extent such representations relate to a date prior to the date hereof, in which case the representations and warranties are true and correct in all material respects as of such date.

SECTION 16. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 17. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 18. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers with appropriate document access tracking, electronic signature tracking and document retention as may be approved by the Administrative Agent in its sole discretion.

SECTION 19. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:
Name:
Title:

CREDIT SUISSE AG, Cayman Islands Branch, as a Buyer

By:
Name:
Title:

By:
Name:
Title:

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-Fact

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Amendment No. 5 to Master Repurchase Agreement

LOANDEPOT.COM, LLC, as Seller

By:
Name: Patrick Flanagan
Title: Chief Financial Officer

Signature Page to Amendment No. 5 to Master Repurchase Agreement